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                                                                  EXHIBIT (5)(b)


                             EXCELSIOR FUNDS, INC.
                                AMENDMENT NO. 1
                                       TO
                         INVESTMENT ADVISORY AGREEMENT

     WHEREAS, Excelsior Funds, Inc. (the "Company"), U.S. Trust Company of Connecticut ("USTCT") and United States Trust Company of New York ("USTNY") desire to amend the Investment Advisory Agreement of May 16, 1997 (the "Agreement") by and among them to include the Real Estate and Large Cap Growth Funds as investment portfolios for which USTCT and USTNY render investment advisory and other services; and

     WHEREAS, USTCT and USTNY are willing to render such services to the Company with respect to the Real Estate and Large Cap Growth Funds;

     The parties hereto, intending to be legally bound hereby, agree that the Agreement is amended as follows:

          1. The third paragraph of the preamble to the Agreement shall henceforth read:

          "WHEREAS, the Company desires to retain the Investment Adviser to render investment advisory and other services to the Company for its Money Fund, Government Money Fund, Equity Fund, Early Life Cycle Fund, Long-Term Supply of Energy Fund, Productivity Enhancers Fund, Environmentally-Related Products and Services Fund, Aging of America Fund, Communication and Entertainment Fund, Business and Industrial Restructuring Fund, Global Competitors Fund, Emerging Americas Fund, Pacific/Asia Fund, Pan European Fund, Short-Term Government Securities Fund, Intermediate-Term Managed Income Fund, Real Estate Fund and Large Cap Growth Fund portfolios (collectively, the "Funds"), and the Investment Adviser is willing to so render such services;

          Compensation.  For the services provided and the expenses assumed
          ------------
pursuant to this Agreement, the Company will pay the Investment Adviser and the Investment Adviser will accept as full compensation therefor a fee, computed daily and payable monthly, at the following annual rates: .25% of the average daily net assets of each of the Money Fund and the Government Money Fund; .75% of the average daily net assets of the Equity Fund and the Large Cap Growth Fund; .60% of the average daily net assets of each of the Early Life Cycle Fund, the Long-Term Supply of Energy Fund, the Productivity Enhancers Fund, the Environmentally-Related Products and Services Fund, the Aging of
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America Fund, the Communication and Entertainment Fund, the Business and
Industrial Restructuring Fund and the Global Competitors Fund; 1% of the average daily net assets of each of the Emerging Americas Fund, Pacific/Asia Fund, Pan European Fund and the Real Estate Fund; .30% of the average daily net assets of the Short-Term Government Securities Fund; and .35% of the average daily net assets of the Intermediate-Term Managed Income Fund.

          IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this instrument to be executed by their officers designated below as of July 25, 1997.

                              EXCELSIOR FUNDS, INC.



                              By: /s/ Frederick S. Wonham
                                  ------------------------

                              its: President
                                  ------------------------


                              UNITED STATES TRUST COMPANY OF
                                NEW YORK


                              By: /s/ Kenneth G. Walsh
                                  --------------------

                              its: Executive Vice President
                                   ------------------------


                              UNITED STATES TRUST COMPANY OF
                                CONNECTICUT



                              By: /s/ W. Michael Funck
                                 -------------------------

                              its: President & CEO
                                  ------------------------

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